As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL MEDICAL REIT INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)		46-4757266 (I.R.S. Employer Identification No.)
2 Bethesda Metro Center, Suite 440 Bethesda, MD 20814 (Address of principal executive offices, including zip code)

Global Medical REIT Inc. 2016 Equity Incentive Plan

(Full title of the plan)

Jeffrey M. Busch

Global Medical REIT Inc.

2 Bethesda Metro Center, Suite 440

Bethesda, MD 20814

(202) 524-6851

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).	☐

INTRODUCTORY STATEMENT

Global Medical REIT Inc., a Maryland corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) relating to the additional shares of its common stock, par value $0.001 per share, issuable pursuant to the terms of the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 30, 2016 (File No. 333-212343) relating to the Plan and June 21, 2019 (File No. 333-232279) relating to the amendment to the Plan that was approved by the Registrant’s stockholders on May 29, 2019 (collectively, the “Prior Registration Statements”), including periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, except to the extent otherwise updated or modified by this Registration Statement. The additional 1,500,000 shares of common stock that are the subject of this Registration Statement relate to the amendment to the Plan that was approved by the Registrant’s stockholders on May 26, 2021 to increase the number of authorized shares available for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;

(b)	All other reports (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to in (a) above; and

(c)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 28, 2016, as such description may be amended from time to time.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
5.1*	Opinion of Venable LLP as to the legality of the securities being registered.

10.1	Global Medical REIT Inc. 2016 Equity Incentive Plan (as amended through May 26, 2021) (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the SEC on May 28, 2021).

23.1*	Consent of Venable LLP (contained in Exhibit 5.1 hereto).

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on March 2, 2022.

GLOBAL MEDICAL REIT INC.

By:	/s/ Jeffrey M. Busch
	Name:	Jeffrey M. Busch
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Jeffrey M. Busch as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or such person’s or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2022.

Signature	Title

/s/ Jeffrey M. Busch	Chairman and Chief Executive Officer
Jeffrey M. Busch	(Principal Executive Officer)

/s/ Robert J. Kiernan	Chief Financial Officer
Robert J. Kiernan	(Principal Financial and Accounting Officer)

/s/ Henry E. Cole	Director
Henry E. Cole

/s/ Paula R. Crowley	Director
Paula R. Crowley

/s/ Matthew L. Cypher, Ph. D	Director
Matthew L. Cypher, Ph. D

/s/ Zhang Huiqi	Director
Zhang Huiqi

/s/ Ronald Marston	Director
Ronald Marston

/s/ Roscoe Moore, Jr.	Director
Roscoe Moore, Jr.

/s/ Lori Wittman	Director
Lori Wittman